Exhibit 10.1

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

MASSEY EXECUTIVES’ SUPPLEMENTAL BENEFIT PLAN

(as amended and restated effective January 1, 2005)

The purpose of this Massey Executives’ Supplemental Benefit Plan, as amended and restated effective as of January 1, 2005, is to provide or continue to provide specified benefits to a select group of management and highly paid executives of Massey Energy Company, a Delaware corporation, and its subsidiaries, if any, that sponsor the Plan (collectively with the Trust (as defined below), if and when maintained, the “Company”), and to update and restate the same or similar predecessor plans maintained by the Company when known as Fluor Corporation and maintained by the Company’s subsidiary A. T. Massey Coal Company, Inc. to comply with Section 409A of the Code (as defined below), to make Massey Energy Company the sponsor of the Plan and to revise the administration of the Plan, in accordance with the following terms and conditions:

1.	Definitions. For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms (and their related meanings) shall have the following indicated meanings:

(a)	“Administrative Committee” or “Committee” shall mean the Compensation Committee of the board of directors of the Company, unless such Compensation Committee appoints another group to serve as the Administrative Committee pursuant to Section 8 below.

(b)	“Administrator” shall have the meaning set forth in Section 8 below.

(c)	“Adverse Change in Employment Condition” shall mean, with respect to an Executive, any of the following:

(i)	The Executive experiences a Termination of Employment for any reason other than a voluntary resignation.

(ii)	The Executive experiences any material change of his or her duties with a material reduction in his or her responsibilities or compensation.

(iii)	The Executive experiences any mandatory change in the geographic location of his or her principal place of business with a reduction in his or her compensation.

(iv)	The Executive experiences any obvious bad faith by the Company in dealing with his or her employment conditions.

(d)	“Affiliate” shall mean the Company and each of the following business entities or other organizations (whether or not incorporated) which during the relevant period is treated (but only for the portion of the period so treated and for the purpose and to the extent required to be so treated) shall be treated as single employer with the Company or any Subsidiary:

(i)	any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company or any Subsidiary, and

(ii)	any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company or any Subsidiary.

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

(e)	“Approved Early Retirement” shall mean, with respect to an Executive, severance from employment with the Company for reasons other than death prior to Normal Retirement that the Administrative Committee or, upon and after a Change in Control Event, the Administrator has determined pursuant to this Plan is an Approved Early Retirement. If so provided in an Executive’s Plan Agreement or in an employment agreement relating to his service with Company or any Affiliate, the Executive may be granted the right to an Approved Early Retirement at or after a specified date or event, in which case the Executive shall be considered entitled to retire on an Approved Early Retirement without any approval of the Administrative Committee or Administrator and thus vested in his Retirement Benefit provided he actually severs from employment with the Company for reasons other than death prior to Normal Retirement.

(f)	“Beneficiary” shall mean the person or persons designated as such in accordance with Section 7.

(g)	“Beneficiary Designation Form” shall mean the form established from time to time by the Administrative Committee that an Executive completes, signs and returns to the Administrative Committee to designate one or more Beneficiaries.

(h)	“Benefit” shall mean, with respect to an Executive, the Executive’s Pre-Retirement Death Benefit, Retirement Benefit, Disability Benefit, Joint and Survivor Insurance Coverage Benefit or Change in Control Benefit, as determined in accordance with Section 6.

(i)	“Code” means the Internal Revenue Code of 1986, as amended, and, to the extent not inconsistent therewith, regulations and other guidance issued thereunder.

(j)	A “Change in Control Event” shall occur if:

(i)	a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having 25% or more of the total number of votes that may be cast for the election of directors of the Company; or

(ii)	as the result of any cash tender or exchange offer, merger or other business combination or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

(k)	“Company” shall mean Massey Energy Company, a Delaware corporation, and its subsidiaries, if any, which are designated by the Administrative Committee as participating in the Plan, including without limitation A. T. Massey Coal Company, Inc. which is hereby so designated. Notwithstanding the foregoing, if the context so requires, “Company” shall also mean the Trust. In determining cessation of employment for any purpose of the Plan and for Section 409A of the Code, the Company and each Affiliate shall be treated as a single employer.

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

(l)	“Death Benefit” shall mean, with respect to an Executive, the Executive’s Pre-Retirement Death Benefit or Post-Retirement Death Benefit, as the case may be.

(m)	“Disability” or “Disabled” shall mean, with respect to an Executive, the period of time during which the Executive qualifies for permanent disability benefits under the Company’s or a Subsidiary’s long-term disability plan or, if the Executive does not participate in such a plan, a period of disability during which the Executive would have qualified for permanent disability benefits under such a plan had the Executive been a participant, as determined by the Administrative Committee. If the Company or a Subsidiary does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Administrative Committee based on the standard in clause (i) of the 409A Disability definition.

(n)	“Employment” shall mean full-time or substantially full-time employment by the Company, including any approved leave of absence consistent with the requirements of Section 409A of the Code.

(o)	“Endorsement” shall mean, with respect to an Executive, the endorsement, in favor of the Executive and contained in the Policy, in the amounts set forth in Schedule(s) A of Section 2 of the Executive’s Plan Agreement, and in a form acceptable to the Insurer, entitling the Executive to designate a Beneficiary to receive the Executive’s Pre-Retirement Death Benefit, if any, from the Policy. Notwithstanding any other provision of this Plan that may be construed to the contrary, the Endorsement shall be null and void and of no further effect upon and after the Endorsement Termination Date.

(p)	“Endorsement Termination Date” shall mean, unless otherwise provided in the Executive’s Plan Agreement, the date on which occurs the first of the following events:

(i)	The Executive Retires.

(ii)	The Executive experiences a Termination of Employment.

(iii)	The second anniversary of the date the Executive experiences a Disability;

(iv)	The Executive experiences an Adverse Change in Employment Condition upon or after a Change in Control Event.

(v)	The Plan is terminated by the Executive or the Company in accordance with Section 14.

(vi)	The Executive elects to receive the Joint and Survivor Insurance Coverage Benefit in accordance with Section 6(d).

(q)	“Executive” shall mean an employee of the Company, or any Subsidiary of the Company, who is selected by the Administrative Committee to participate in this Plan, and who enters into a Plan Agreement and completes a Beneficiary Designation Form accepted by the Administrative Committee.

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

(r)	“Massey Joint and Survivor Split Dollar Insurance Plan” shall mean that certain A. T. Massey Coal Company, Inc. Joint and Survivor Split Dollar Life Insurance Plan.

(s)	“Form of Retirement Benefit” shall mean, with respect to an Executive, the Post-Retirement Death Benefit, the Lump Sum Benefit or the Salary Continuation Benefit as set forth in Section 6(c).

(t)	“409A Disability” or “409A Disabled” shall mean, with respect to an Executive, the period of time during which the Executive either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

(u)	“Insurer” shall mean, as to each Executive, the insurer(s) specified in his or her Plan Agreement.

(v)	“Lump Sum Benefit”, with respect to an Executive at a particular age, shall have the following meanings unless otherwise provided in an Executive’s Plan Agreement:

(i)	For (a) a Normal Retirement, or (b) an Approved Early Retirement or Change in Control Benefit at age fifty-five (55) or older, the Executive’s Lump Sum Benefit shall be the amount set forth as such in Schedule B of Section 2 of the Executive’s Plan Agreement.

(ii)	For an Approved Early Retirement or Change in Control Benefit at age fifty-four (54) or younger, the Executive’s Lump Sum Benefit shall be equal to the Lump Sum Benefit set forth as such in Schedule B of Section 2 of the Executive’s Plan Agreement for an Approved Early Retirement at age fifty-five (55), discounted at a rate equal to 7.5% per annum, compounded, for each year that the Executive is younger than age fifty-five (55), including any partial year.

(w)	“Normal Retirement” shall mean, with respect to an Executive, severance from employment with the Company on or after the date upon which he or she attains age sixty-five (65) for any reason, other than leave of absence, death or Disability.

(x)	“Plan” shall mean the Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005), which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time. The Plan is a continuation of the Fluor Corporation Amended and Restated Executive’s Supplemental Benefit Plan maintained by the Company when named Fluor Corporation and subsequently the Amended and Restated Massey Executives’ Supplemental Benefit Plan previously maintained by the Company’s subsidiary A. T. Massey Coal Company, Inc.

(y)	“Plan Agreement” shall mean, with respect to an Executive, a written agreement, as may be amended from time to time, which is entered into by and between the Company and an

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

Executive. Each Plan Agreement shall provide for the entire benefit to which such Executive is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of execution by the Company shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement unless otherwise provided in an Executive’s Plan Agreement. The terms of any Plan Agreement may be different for any Executive, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Company and the Executive, which agreement shall be evidenced by their execution of the Plan Agreement.

(z)	“Policy” shall mean that policy or policies of life insurance as described in Section 2 below.

(aa)	“Post-Retirement Death Benefit” shall mean, with respect to an Executive, the death proceeds payable by the Company (rather than under the Policy by the Insurer) to the Executive’s Beneficiary, in the amounts set forth in Schedule B of Section 2 of the Executive’s Plan Agreement. Neither the Company nor the Executive shall be responsible in any way for the tax status of the Post-Retirement Death Benefit.

(bb)	“Premium” shall mean, as to any particular time, the premium as determined under the terms of the Policy.

(cc)	“Pre-Retirement Death Benefit” shall mean, with respect to an Executive, the death proceeds payable under the Policy by the Insurer to the Executive’s Beneficiary, in the amounts set forth in the Endorsement unless otherwise provided in an Executive’s Plan Agreement. Neither the Company nor the Executive shall be responsible in any way for the tax status of the Pre-Retirement Death Benefit.

(dd)	“Retirement”, “Retires”, or “Retired” shall mean, with respect to an Executive, severance from employment with the Company on account of his or her Normal Retirement or Approved Early Retirement, as the case may be.

(ee)	“Salary Continuation Benefit”, with respect to an Executive at a particular age, shall have the following meanings unless otherwise provided in an Executive’s Plan Agreement:

(i)	For (a) a Normal Retirement or (b) an actual Approved Early Retirement at age fifty-five (55) or older, the Executive’s Salary Continuation Benefit shall be the amount set forth as such in Schedule B of Section 2 of such Executive’s Plan Agreement.

(ii)	For an actual Approved Early Retirement at age fifty-four (54) or younger, an Executive’s Salary Continuation shall be equal to the Salary Continuation Benefit set forth as such in Schedule B of Section 2 of such Executive’s Plan Agreement for an Approved Early Retirement at age fifty-five (55), discounted at a rate equal to 7.5% per annum, compounded, for each year that the Executive is younger than age fifty-five (55), including any partial year.

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

(ff)	“Subsidiary” shall mean any corporation, partnership, limited liability company, venture or other entity in which the Company has at least a 50% equity ownership interest.

(gg)	“Termination of Employment” shall mean, with respect to an Executive, the severing of employment with the Company, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence consistent with the requirements of Section 409A of the Code.

(hh)	“Trust” shall mean the trust, if any, between the Company and the trustee named in the applicable trust agreement, as amended from time to time, which by its terms is established or maintained in connection with the Plan.

(ii)	“Year” shall mean a period of twelve (12) consecutive calendar months.

2.	Acquisition of Policy; Ownership of Insurance; Enrollment Requirements.

(a)	Acquisition of Policy; Ownership of Insurance. The parties to this Plan shall cooperate in applying for and obtaining the Policy. The Policy shall be issued to the Company or a named Subsidiary as its sole and exclusive owner, subject to the Endorsement in favor of the Executive.

(b)	Enrollment Requirements. As a condition of participation, each selected Executive must complete, execute and return a Plan Agreement and a Beneficiary Designation Form to the Administrator. In addition, the Administrative Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(c)	Executive’s and Beneficiary’s Tax Liability. The Executive acknowledges that, prior to the Endorsement Termination Date, under current law, he or she shall have taxable income equal to the value of the “economic benefit” derived by the Executive from the Policy’s insurance protection, as determined for Federal income tax purposes. The Executive further acknowledges that, when required under applicable law, he or she and/or his or her Beneficiary shall have taxable income equal to the economic value of any Benefits to which he or she or his or her Beneficiary become entitled to receive under the Plan after the Endorsement Termination Date.

3.	Premium Payments. Prior to the Endorsement Termination Date, the Company or a Subsidiary named as the owner shall pay to the Insurer each Premium on or before the date that it is due. In the event that the Company or the named Subsidiary fails to pay a Premium, or a portion thereof, the Executive may pay, but is not required to pay, such Premium or portion thereof, and the Company or the named Subsidiary shall immediately reimburse the Executive for any amount so paid. Upon and after the Endorsement Termination Date, the Company or the named Subsidiary shall be entitled to exercise all of the rights of the owner under the Policy, including the right in its sole and absolute discretion to pay or not to pay additional Premiums when due in order to keep the Policy in force for the sole benefit of the Company or the named Subsidiary. Therefore, upon and after the Endorsement Termination Date, the Executive shall have no right to be reimbursed by the Company or the named Subsidiary for any subsequent payment of Premiums by the Executive to the Insurer.

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

4.	Rights and Interests in the Policy.

(a)	Rights of Company. Except for those rights granted to the Executive in the Endorsement pursuant to Section 4(b) below, the Company or a Subsidiary named as the owner shall have all of the rights of the owner under the Policy and shall be entitled to exercise all of such rights, options and privileges without the consent of the Executive; provided, however, the Company and any Subsidiary named as the owner agree not to exercise any right to surrender the Policy before the Endorsement Termination Date.

(b)	Endorsement and Endorsement Termination Date. The Endorsement to the Policy, as specified in Schedule(s) A of Section 2 of the Plan Agreement, shall be in full force and effect prior to the Endorsement Termination Date. The Endorsement while in effect shall grant to the Executive the right to designate a Beneficiary under the Policy to receive the Executive’s Pre-Retirement Death Benefit, and to change such designation at any time. Upon and after the Endorsement Termination Date: the Endorsement shall be immediately null, void and of no further effect; the interest of the Executive in the Policy shall irrevocably terminate; no further benefits shall be due the Executive or his or her Beneficiary under the Policy; and the Executive shall have no further right to designate a Beneficiary under the Policy.

(c)	Conflict. As between the parties hereto, in the event of conflict between the terms of the Endorsement and this Plan, the terms of this Plan shall prevail. The Insurer shall be bound, however, only by the terms of the Policy and any Endorsement thereto, and shall not be required to pay any amounts to any person in excess of its obligations under the terms of the Policy.

(d)	Collection of Policy Proceeds and Source of Payment of Death Benefit.

(i)	If the Executive dies while employed by the Company, and a Pre-Retirement Death Benefit is due under Section 6(f), the following steps shall occur promptly following the Executive’s death: (A) the Company and the Executive’s Beneficiary shall take all steps necessary to collect the gross proceeds under the Policy; (B) the Insurer shall pay the Executive’s Pre-Retirement Death Benefit to his or her Beneficiary as specified in Schedule C of the Plan Agreement; and (C) the Insurer shall pay to the Company the amount, if any, by which the gross proceeds under the Policy exceed the Pre-Retirement Death Benefit.

(ii)	If the Executive dies after Retirement, and a Post-Retirement Death Benefit is due under Section 6(c)(i), the following steps shall occur promptly following the Executive’s death unless otherwise provided in the Executive’s Plan Agreement: (A) the Company and the Executive’s Beneficiary shall take all steps necessary to collect the gross proceeds, if any, under the Policy; (B) the Insurer shall pay the gross proceeds, if any, under the Policy to the Company; and (C) the Company shall pay the Executive’s Post-Retirement Death Benefit to the Executive’s Beneficiary as provided in Section 6(c)(i).

(iii)	If the Executive dies, and no Death Benefit is due under Section 6(f) or Section 6(c)(i), the following steps shall occur promptly following the Executive’s death: (A) the Company and the Executive’s Beneficiary shall take all steps necessary to

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

collect the gross proceeds, if any, under the Policy; (B) the Insurer shall pay the gross proceeds, if any, under the Policy to the Company; and (C) neither the Insurer or the Company shall pay any death benefit to the Executive’s Beneficiary.

5.	Insurer. The Insurer is not a party to this Plan, shall in no way be bound by or charged with notice of its terms, and is expressly authorized to act only in accordance with the terms of the Policy. The Insurer shall be fully discharged from any and all liability under the Policy upon payment or other performance of its obligations in accordance with the terms of the Policy.

6.	Benefits.

(a)	One Benefit. Notwithstanding any other provision of this Plan that may be construed to the contrary, in no event shall an Executive or his or her Beneficiary or both receive more than one Benefit under this Plan.

(b)	Retirement Benefit Elections. Subject to the Executive’s continuous employment from the effective date of his or her Plan Agreement until his or her Retirement, the Executive shall have the right to elect one Form of Retirement Benefit set forth in Section 6(c) below; provided, however, that notwithstanding any other provision of this Plan that may be construed to the contrary, in no event shall an Executive or his or her Beneficiary or both receive more than one Form of Retirement Benefit under this Plan. The Executive’s elections shall be governed by the provisions set forth in this Section 6(b).

(i)	Elections In General; Default Election. An Executive, in connection with his or her commencement of participation in the Plan, shall elect on his or her Plan Agreement to receive one (1) Form of Retirement Benefit set forth in Section 6(c) in the event of his or her Retirement within thirty (30) days after he or she is first designated as a participant in the Plan. A Form of Retirement Benefit selected in the event of Normal Retirement may be the same as or different than the Form of Retirement Benefit selected in the event of an Approved Early Retirement. If an Executive does not make any election with respect to the Form of Retirement Benefit, then the Executive shall be deemed to have elected the Post-Retirement Death Benefit as his or her Form of Retirement Benefit.

(ii)	Changing Elections. With the approval of the Administrative Committee, an Executive may change his or her Form of Retirement Benefit to an allowable alternative Form of Retirement Benefit by submitting a new Plan Agreement to the Administrator as follows:

(A)	Except as provided below, any such new Plan Agreement is submitted at least one (1) Year prior to the date of the Executive’s Retirement and such new Plan Agreement may not take effect until at least one (1) Year after the date on which the new Plan Agreement is submitted and, if related to a payment at a specified time or pursuant to a fixed schedule, may not be made less than one (1) Year prior to the date the payment is scheduled to be paid (or in the case of installment payments treated as a single payment, one (1) Year prior to the date the first amount was scheduled to be paid). Any such Plan Agreement submitted less than one (1) Year prior to the date of the Executive’s Retirement shall be null and void. In the event an

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

Executive changes his or her Form of Retirement Benefit pursuant to this clause (A), commencement of payment thereof shall be automatically deferred for five (5) Years from the date payment would otherwise have been made, provided however, that an election of the Post-Retirement Death Benefit as the Form of Retirement Benefit shall not require a delay in payment if not required by Section 409A(a)(4) of the Code. Notwithstanding anything to the contrary in the foregoing, no new Plan Agreement shall permit an acceleration of the time or schedule of any payment under the Plan in violation of Section 409A(a)(3) of the Code (including, if applicable, a change from a Post-Retirement Death Benefit to a Lump Sum Benefit or a Salary Continuation Benefit).

(B)	Pursuant to transition rules under Section 409A of the Code, the Executive may change his or her Form of Retirement Benefit by submitting a new Plan Agreement on or before December 31, 2005

(C)	Pursuant to transition rules under Section 409A of the Code, the Executive may change his or her Form of Retirement Benefit by submitting a new Plan Agreement on or after January 1, 2006 and on or before December 31, 2005, provided that the Executive cannot in 2006 change his or her Form of Retirement Benefit with respect to payments that the Executive would otherwise receive in 2006 or to cause payments to be made in 2006.

Subject to the rule of clause (A) above that a new Plan Agreement be submitted at least one (1) Year prior to the date of the Executive’s Retirement in order to become effective, the Plan Agreement most recently accepted by the Administrator shall determine which Form of Retirement Benefit under Section 6(c) shall be received by the Executive.

(c)	Form of Retirement Benefit. The Form of Retirement Benefit and its payment shall be as follows:

(i)	Post-Retirement Death Benefit. If the Executive elects to receive the Post-Retirement Death Benefit as the Form of Retirement Benefit, the Executive shall receive continued coverage under the Plan (but not the Policy) after his or her Retirement. The Executive’s Post-Retirement Death Benefit shall be paid to his or her Beneficiary upon the Executive’s death in a lump sum in accordance with Section 4(d). The lump sum payment shall be made six (6) months after the date of the Executive’s death but in no event before a reasonable time after the Administrator is provided with proof that is satisfactory to the Administrative Committee of the Executive’s death. The Executive acknowledges that his or her Beneficiary will be considered to have taxable compensation income that is equal in amount to the Death Benefit where the Endorsement Termination Date has occurred prior to the Executive’s death. The Executive’s Plan Agreement shall terminate when the Post-Retirement Death Benefit is paid to the Executive’s Beneficiary.

(ii)	Lump Sum Benefit. If the Executive elects to receive the Lump Sum Benefit as the Form of Retirement Benefit, the Executive’s Lump Sum Benefit shall be paid to

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

the Executive six (6) months after the date of the Executive’s Retirement. The Executive acknowledges that, under current tax law, he or she will be considered to have taxable compensation income on such payment date in an amount equal to the Lump Sum Benefit. The Executive’s Plan Agreement shall terminate when the Lump Sum Benefit is paid to the Executive.

(iii)	Salary Continuation Benefit. If the Executive elects to receive the Salary Continuation Benefit as the Form of Retirement Benefit, the Executive shall be paid his or her Salary Continuation Benefit in 120 equal payments over a period of 120 months, which payments shall commence six (6) months after the date of the Executive’s Retirement. Notwithstanding any provision of this Plan that may be construed to the contrary, if an Executive who elects the Salary Continuation Benefit provided for by this Section 6(c)(iii) dies after his or her Retirement but before his or her Salary Continuation Benefit is paid in full, the Executive’s unpaid Salary Continuation Benefit payments shall continue and shall be paid to the Executive’s Beneficiary over the remaining number of months and in the same amounts as the Salary Continuation Benefit payments would have been paid to the Executive had the Executive survived. The Executive acknowledges that he or she and/or his or her Beneficiary will be considered to have taxable compensation income attributable to the Salary Continuation Benefit payments under this Section 6(c)(iii). The Executive’s Plan Agreement shall terminate when the final Salary Continuation Benefit payment is made to the Executive or the Executive’s Beneficiary.

(d)	Joint and Survivor Insurance Coverage Benefit. Subject to Section 6(a) above, if authorized by the Administrative Committee, the Executive may at any time at which an initial election of a Retirement Benefit may be made under Section 6(b)(i) or at which a Retirement Benefit may be changed under Section 6(b)(ii)(B) or (C), but in no event at or after the Endorsement Termination Date, in a form and manner acceptable to the Administrative Committee, elect to receive the Joint and Survivor Insurance Coverage Benefit in lieu of any other Benefit under this Plan. If the Executive elects to receive the Benefit in the form of the Joint and Survivor Insurance Coverage Benefit, the Executive shall receive joint and survivor insurance coverage under the Massey Joint and Survivor Split Dollar Insurance Plan in lieu of any other Benefit under this Plan, in which event the Endorsement Termination Date shall occur and the Executive’s Plan Agreement shall immediately terminate pursuant to Section 7(f).

(e)	Disability Benefit. In the event that the Administrative Committee determines that the Executive has experienced a Disability, then, regardless of any election by the Executive to the contrary and except as otherwise provided in this Section 6(e), the only Benefit payable with respect to such Executive shall the Pre-Retirement Death Benefit; provided, however, that such Benefit shall be payable as a Disability Benefit pursuant to this Section 6(e) only if the Executive dies on or before the second anniversary of the date he or she becomes Disabled (the “Second Anniversary Date”). After the Second Anniversary Date, the obligation of the Company to provide any Benefit whatsoever with regard to such Executive under this Plan shall terminate, unless the Administrative Committee determines that the Executive’s Disability for purposes of this Section 6(e) is an Approved Early Retirement. If the Administrative Committee so determines, the Executive shall be deemed to have experienced an Approved Early Retirement on the Second Anniversary Date. If applicable, the Executive shall be deemed for purposes of the calculation of the Lump Sum Benefit or Salary Continuation Benefit to be Retiring on the Second Anniversary Date.

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

(f)	Pre-Retirement Death Benefit. If the Executive dies prior to the Endorsement Termination Date and prior to experiencing a Termination of Employment, then his or her Pre-Retirement Death Benefit shall be paid pursuant to Section 4(d). The Pre-Retirement Death Benefit shall be paid to his or her Beneficiary no later than six (6) months after the date the Administrator is provided with proof, that is satisfactory to the Insurer and the Administrative Committee, of the Executive’s death.

(g)	Change in Control Benefit. If the Executive experiences an Adverse Change of Employment Condition within thirty six (36) months following a Change in Control Event, the Executive shall be deemed to have experienced an Approved Early Retirement as of the date of such Adverse Change of Employment Condition and payment thereof shall be made six (6) months after the occurrence of such Adverse Change of Employment Condition; provided, however, that, notwithstanding the Executive’s election, the Form of Retirement Benefit for purposes of this Section 6(g) shall be the Lump Sum Benefit. Notwithstanding anything to contrary herein, if the Change in Control Event and the Adverse Change of Employment Condition do not together constitute a payment event in connection with a change in the ownership or effective control, or in the ownership of a substantial portion of the assets, of the Company with respect to the Executive as provided in Section 409A(2)(A)(v) of the Code, no payment shall be made to the Executive, and the Lump Sum may be appropriately adjusted for delay in payment, until the Executive has a permitted payment event under Section 409A(a)(2) of the Code.

7.	Beneficiary Designation.

(a)	Beneficiary. Each Executive shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of an Executive. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Executive participates.

(b)	Beneficiary Designation; Change; Spousal Consent. An Executive shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Administrator or its designated agent. An Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Administrator’s rules and procedures, as in effect from time to time. Unless an Executive’s Plan Agreement does not require spousal consent in connection with naming or changing a designated Beneficiary, if the Executive names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated or approved by the Administrator, must be signed by that Executive’s spouse and returned to the Administrator. Upon the acceptance by the Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Administrator prior to his or her death.

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

(c)	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Administrator or its designated agent.

(d)	No Beneficiary Designation. If an Executive fails to designate a Beneficiary as provided in Sections 7(a), 7(b) and 7(c) above, or if all designated Beneficiaries predecease the Executive or die prior to complete distribution of the Executive’s benefits, then the Executive’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Executive has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Executive’s estate.

(e)	Doubt as to Beneficiary. If the Administrative Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Administrative Committee shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Administrative Committee’s satisfaction.

(f)	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company from all further obligations under this Plan with respect to the Executive, and that Executive’s Plan Agreement shall terminate upon such full payment of benefits.

8.	Administration of Plan.

(a)	Prior to a Change in Control Event. Prior to a Change in Control Event, this Plan shall be administered by an Administrative Committee comprised of the members of the Compensation Committee of the board of directors of the Company, unless such Compensation Committee appoints another group to serve as the Administrative Committee. Any such other group shall consist three (3) or more persons. Members of the Administrative Committee may be Executives under this Plan. The Administrative Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Administrative Committee who is an Executive shall not vote or act on any matter relating solely to himself or herself.

(b)	Upon and After a Change in Control Event. For purposes of this Plan, the Company shall be the “Administrator” at all times prior to the occurrence of a Change in Control Event. Upon and after the occurrence of a Change in Control Event, the “Administrator” shall be an independent third party selected by the individual who, immediately prior to such event, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan including, but not limited to benefit entitlement determinations. When making a determination or calculation, the Administrator shall be entitled to rely on information furnished by an Executive or the Company. Upon and after the occurrence of a Change in Control Event the Company must: (i) pay all reasonable administrative expenses and fees of the Administrator; (ii) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (iii) supply full and timely information to the Administrator or all matters relating to the Plan, the Executives and their Beneficiaries, the date of circumstances of the Normal Retirement, Approved Early Retirement, Disability, death or Termination of Employment of the Executives, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control Event, the Administrator may be terminated (and a replacement appointed) only by the approval of the Ex-CEO. Upon and after a Change in Control Event, the Administrator may not be terminated by the Company.

(c)	Binding Effect of Decisions. The decision or action of the Administrative Committee, and if not contrary to the Administrative Committee’s determination, the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

(d)	Indemnity of Administrative Committee and Administrator. The Company shall indemnify and hold harmless the members of the Administrative Committee and the Administrator, and any person to whom duties of the Administrative Committee or Administrator may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Administrative Committee, the Administrator, any of its members, or any such person.

(e)	Information. To enable the Administrative Committee and the Administrator to perform their functions, the Company shall supply full and timely information to the Administrative Committee and the Administrator on all matters relating to the compensation of its Executives, the date and circumstances of the Normal Retirement, Approved Early Retirement, Disability, death or Termination of Employment of its Executives, and such other pertinent information as the Administrative Committee or the Administrator may reasonably require.

9.	Plan; Named Fiduciary.

(a)	Plan. This Plan is part of the Massey Executives’ Supplemental Benefit Plan, and is comprised of the Plan described in this instrument plus all Plan Agreements that so reference their association with the Plan.

(b)	Fiduciary. The Company is the named fiduciary of the Plan for purposes of this Plan.

10.	Claims Procedure.

(a)	The Executive, or his or her Beneficiary, if he or she is dead (the “claimant”) shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Administrator on a form provided or approved by the Administrator for such purpose. The Administrator (or a claims fiduciary appointed by the Administrator) shall give such

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

claim due consideration and shall either approve or deny it in whole or in part. The following procedure shall apply:

(i)	The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.

(ii)	If the claim is not a Disability Benefit Claim, within ninety (90) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail (postage prepaid) to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address. The aforesaid ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant’s claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within ninety (90) days after receipt of the claimant’s claim.

(iii)	If the claim is a Disability Benefit Claim, within forty-five (45) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail to the claimant or his duly authorized representative at the address shown on the claim form or such individual’s last known address. The aforesaid forty-five (45) day response period may be extended to seventy-five (75) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to seventy-five (75) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within forty-five (45) days after receipt of the claimant’s claim. Thereafter, the aforesaid seventy-five (75) day response period may be extended to one hundred five (105) days after receipt of the claimant’s claim if it is determined that such an extension is necessary due to matters beyond the control of the Plan and if written notice of the extension to one hundred five (105) days indicating the circumstances involved and the date by which a decision is expected to be made is furnished to the claimant or his duly authorized representative within seventy-five (75) days after receipt of the claimant’s claim. In the event of any such extension, the notice of extension shall specifically explain, to the extent applicable, the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide any specified information which is to be provided by the claimant.

(iv)	Any notice of denial shall be written in a manner calculated to be understood by the claimant and shall:

(A)	set forth a specific reason or reasons for the denial,

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

(B)	make reference to the specific provisions of the Plan document or other relevant documents, records or information on which the denial is based,

(C)	describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary,

(D)	explain the Plan’s claim review procedures, including the time limits applicable to such procedures (which are generally contained in Section 22(b)), and provide a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) following an adverse determination on review of the claim denial,

(E)	in the case of a Disability Benefit Claim, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant or his duly authorized representative upon request in writing, and

(F)	In the case of a Disability Benefit Claim, if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing.

(b)	An Executive or Beneficiary whose claim filed pursuant to Section 22(a) has been denied, in whole or in part, may, within sixty (60) days (or one hundred eighty (180) days in the case of a Disability Benefit Claim) following receipt of notice of such denial, make written application to the Administrator for a review of such claim, which application shall be filed with the Administrator. For purposes of such review, the following procedure shall apply:

(i)	The Administrator (or a claims fiduciary appointed by the Administrator) may schedule and hold a hearing.

(ii)	The claimant or his duly authorized representative shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.

(iii)	The claimant or his duly authorized representative shall be provided, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to such claim and may submit to the Administrator written comments, documents, records, and other information relating to such claim.

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

(iv)	The Administrator (or a claims fiduciary appointed by the Administrator) shall make a full and fair review of any denial of a claim for benefits, which shall include:

(A)	taking into account all comments, documents, records, and other information submitted by the claimant or his duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, and

(B)	in the case of a Disability Benefit Claim:

(I)	providing for a review that does not afford deference to the initial claim denial and that is conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the claim denial that is the subject of the review, nor the subordinate of such individual,

(II)	in making its decision on a review of any claim denial that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consulting with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment,

(III)	providing to the claimant or his authorized representative, either upon request in writing and free of charge or automatically, the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claim denial that is the subject of the review, without regard to whether the advice was relied upon in making the benefit determination, and

(IV)	ensuring that the health care professional engaged for purposes of a consultation under clause (iv)(B)(II) of this Section 22(B) shall be an individual who is neither an individual who was consulted in connection with the claim denial that is the subject of the review, nor the subordinate of any such individual.

(v)	If the claim is not a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than sixty (60) days after receipt by the Administrator of the claimant’s request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within sixty (60) days after the receipt of the claimant’s request for a review.

(vi)	If the claim is a Disability Benefit Claim, the decision on review shall be issued promptly, but no later than forty-five (45) days after receipt by the Administrator of the claimant’s request for review, or ninety (90) days after such receipt if a hearing is

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

to be held or if other special circumstances exist and if written notice of the extension to ninety (90) days indicating the special circumstances involved and the date by which a decision is expected to be made on review is furnished to the claimant or his duly authorized representative within forty-five (45) days after the receipt of the claimant’s request for a review.

(vii)	The decision on review shall be in writing, shall be delivered or mailed by the Administrator to the claimant or his duly authorized representative in the manner prescribed in Section 22(a) for notices of approval or denial of claims, shall be written in a manner calculated to be understood by the claimant and shall in the case of an adverse determination:

(A)	include the specific reason or reasons for the adverse determination,

(B)	make reference to the specific provisions of the Plan on which the adverse determination is based,

(C)	include a statement that the claimant is entitled to receive, upon request in writing and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits,

(D)	include a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of ERISA following the adverse determination on review,

(E)	in the case of a Disability Benefit Claim, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criterion, or provide a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant or his duly authorized representative upon request in writing,

(F)	in the case of a Disability Benefit Claim, if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing, and

(G)	in the case of a Disability Benefit Claim, provide the following statement (if applicable and appropriate): “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

The Administrator’s decision made in good faith shall be final.

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

(c)	The period of time within which a benefit determination initially or on review is required to be made shall begin at the time the claim or request for review is filed in accordance with the procedures of the Plan, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that a period of time is extended as permitted pursuant to this Section 22 due to the failure of a claimant or his duly authorized representative to submit information necessary to decide a claim or review, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant or his duly authorized representative until the date on which the claimant or his duly authorized representative responds to the request for additional information.

(d)	For purposes of the Plan’s claims procedure:

(i)	A “Disability Benefit Claim” is a claim for a Plan benefit whose availability is conditioned on a determination of disability and where the Plan’s claim’s adjudicator must make a determination of disability in order to decide the claim. A claim is not a Disability Benefit Claim where the determination of disability is made by a party (other than the Plan’s claim’s adjudicator or other fiduciary) outside the Plan for purposes other than making a benefit determination under the Plan (such as a determination of disability by the Social Security Administration or under the Employer’s long term disability plan).

(ii)	A document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, (C) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination, or (D) in the case of a Disability Benefit Claim, constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(e)	Notwithstanding anything to the contrary in the foregoing, the Administrative Committee, at its own instigation, may assume the initial claims or claims appeal decision making authority granted to the Administrator (or a claims fiduciary appointed by the Administrator) in connection with any claim made prior to a Change in Control Event.

11.	Nonqualified Deferred Compensation Plan Omnibus Provisions.

(a)	Notwithstanding any other provision of this Plan or any Plan Agreement, it is intended that any payment or benefit which is provided pursuant to or in connection with this Plan or any Plan Agreement which is considered to be nonqualified deferred compensation subject to Section 409A of the Code shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance.

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

(b)	Notwithstanding any other provision of this Plan or any Plan Agreement, the board of directors of the Company and the Administrative Committee are each authorized to amend this Plan or any Plan Agreement, and the Administrative Committee shall require any election made by the Executive under this Plan or any Plan Agreement to be voided and/or a delay in the payment of any monies and/or provision of any benefits at its expense in such manner as may be determined by the Administrative Committee to be necessary or appropriate to comply, or to evidence or further evidence required compliance, with Section 409A of the Code (including any transition or grandfather rules thereunder). For example, if the Executive’s separation from service occurs without the occurrence of another permissible payment event under Section 409A of the Code (e.g., death, disability, or a change in ownership of the Company or any Affiliate or in the ownership of a substantial portion of the assets of the Company or any Affiliate, as defined for purposes of Section 409A of the Code) and if the Executive is a key employee of any Affiliate and the stock of such Affiliate is publicly traded on an established securities market as provided in Section 409A(a)(2)(B)(i) of the Code, then payment of any amount or provision of any benefit under this Plan or any Plan Agreement which is considered to be nonqualified deferred compensation subject to Section 409A of the Code shall be deferred until (6) six months after the Executive’s separation from employment (the “409A Deferral Period”). In the event such payments are otherwise due to be made in installments or periodically during the 409A Deferral Period, the payments which would otherwise have been made in the 409A Deferral Period shall be accumulated and paid in a lump sum as soon as the 409A Deferral Period ends, and the balance of the payments shall be made as otherwise scheduled. In the event, benefits are required to be deferred, any such benefit may be provided during the 409A Deferral Period at the Executive’s expense, with the Executive having a right to reimbursement from the Company once the 409A Deferral Period ends, and the balance of the benefits shall be provided as otherwise scheduled.

(c)	Notwithstanding the time or payment otherwise provided in the Plan or a Plan Agreement:

(i)	Payment of any Benefit may be delayed for a reasonable period in the event the payment is not administratively practical due to events beyond the recipient’s control such as where the recipient is not competent to receive the benefit payment, there is a dispute as to amount due or the proper recipient of such benefit payment, or additional time is needed to calculate or determine the Benefit.

(ii)	Payments shall be delayed in the following circumstances:

(A)	Where the Company reasonably anticipates that the payment will violate the terms of a loan agreement to which the Company or any of its subsidiaries is a party and that the violation would cause material harm to the Company or any of its subsidiaries; or

(B)	Where the Company reasonably anticipates that the payment will violate Federal securities laws or other applicable laws;

provided, that any payment delayed by operation of this clause (ii) will be made at the earliest date at which the Company reasonably anticipates that the payment will not be limited or cause the violations described.

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

12.	Withholding; Income and Employment Taxes.

(a)	Prior to the Endorsement Termination Date, if the Executive has an economic benefit under this Plan, the Company shall withhold from that Executive’s cash compensation, or the Beneficiary’s payment, in a manner determined by the Company, the Executive’s or Beneficiary’s share of all federal, state and local income taxes, FICA and other employment taxes on such economic benefit.

(b)	The Company, or the trustee of the Trust, shall withhold from any Benefit payments made to an Executive or his or her Beneficiary under this Plan all federal, state and local income taxes, FICA and other employment taxes required to be withheld by the Company, or the trustee of the Trust, in connection with such Benefit payments, in amounts and in a manner to be determined in the sole discretion of the Company and the trustee of the Trust.

13.	Protective Provisions. The Executive will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payments of benefits hereunder, taking such physical examinations as the Company may deem necessary ad taking such other action as may be required by the Company. If any Executive commits suicide during the two-year period commencing upon the date of his or her Plan Agreement, or if an Executive makes any material misstatements of information or nondisclosure of medical history, then no benefits shall be payable hereunder, or, in the sole discretion of the Administrative Committee, benefits may be payable in a reduced amount.

14.	Amendment of Plan; Termination. This Plan shall not be modified or amended except by a writing signed by the Company and the Executive. Except as otherwise provided in the next sentence and subject to the limitation on plan termination under Section 409A of the Code, either party may terminate this Plan, and Executive’s participation in the Plan, at any time, provided that the obligations of the party terminating the Plan and the Plan with respect to the Executive are performed in full under the Plan as of the time of the termination. Notwithstanding the foregoing and any other provision of this Plan that may be construed to the contrary, upon and after a Change in Control Event, neither this Plan, nor the Executive’s participation in this Plan, may be terminated by the Company without the express written consent of the Executive, which consent may be unreasonably withheld. Termination of the Plan shall mean termination of active participation by Executives, but shall not mean immediate payment of Benefits unless the Company so directs. On termination of the Plan, the board of directors of the Company may provide for the acceleration of payment of the vested Benefits on such basis as it may direct, provided, however that any acceleration of payments shall be permitted only in accordance with the conditions set forth in Section 409A of the Code.

15.	Binding Plan. This Plan shall inure to the benefit of, be binding upon, and be enforceable by the heirs, administrators, executors, successors and assigns of each party to this Plan.

16.	State Law. This Plan shall be subject to and be construed under the internal laws of the State of Delaware, without regard to its conflicts of laws principles.

17.	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted in this Plan.

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

18.	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Executive. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a separate written employment Plan. Nothing in this Plan shall be deemed to give the Executive the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Executive at any time.

19.	Notice. Any notice or filing required or permitted to be given under this Plan to the Company or to the Insurer (provided the Insurer is one of the companies listed below) shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

If to the Company:

Massey Energy Company

4 North Fourth Street

Richmond, VA 23210

Attn: Vice President, Human Resources

If to the Insurer:

Security Life Insurance Company of Denver, Inc.
Security Life Center
1290 Broadway
Denver, Colorado 80203

Sun Life Assurance Company of Canada
Sun Life Executive Park, SC 2145
Wellesley Hills, MA 02181

20.	Unsecured General Creditor. Executives and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

21.	Discharge of Obligations. The full payment of Benefits due under the Plan to an Executive or his or her Beneficiary shall fully and completely discharge the Company from all further obligations under the Plan with respect to the Executive and his or her Beneficiary, and the Executive’s Plan Agreement shall terminate upon such full payment of Benefits.

22.	Legal Fees To Enforce Rights After Change in Control Event. The Company is aware that upon the occurrence of a Change in Control Event, the board of directors of the Company (which might then be composed of new members) or a shareholder of the Company or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny the Executive the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in

MASSEY ENERGY

Massey Executives’ Supplemental Benefit Plan (as amended and restated effective January 1, 2005)

Plan Document

Control Event, it should appear to any Executive or the Administrator that the Company or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Executive the benefits intended to be provided, then the Company irrevocably authorizes such Executive or the Administrator or both to retain counsel of his or her or their choice(s) at the expense of the Company to represent such Executive or the Administrator or both, as the case may be, in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company, or any successor thereto in any jurisdiction. The Executive or the Administrator or both, as the case may be, shall be entitled to receive advances from the Company on demand in the amount of the attorney’s fees and expenses incurred in accordance with this Section 22.

23.	Entire Plan. This Plan constitutes the entire Plan between the parties hereto with regard to the subject matter of this Plan and supersedes all previous negotiations, plans and commitments in respect thereto. No oral explanation or oral information by either of the parties to this Plan shall alter the meaning or interpretation of this Plan. This Plan may not be amended or modified except by a written instrument executed by the Company and the Executive.

IN WITNESS WHEREOF, the Company has executed this Plan as of the date first written above.

“Company” Massey Energy Company, a Delaware corporation

By:	/s/ Bobby R. Inman
Its:	Chairman, Compensation Committee of the Board of Directors